Consent of Independent Registered Public Accounting Firm

We consent to the use in the Form 1-SA for the period ended June 30, 2024 of Starpax
Biopharma Inc. (the "Form"), filed September 30, 2024, of our report dated April 26, 2024, with respect to the financial statements of Starpax Biopharma Inc. for the year ended December 31,
2023, which appears in the Form.

/s/ Richter LLP

September 30, 2024
Montreal,Quebec
Canada